SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 7, 2016

ActiveCare, Inc.
  (Exact name of registrant as specified in its charter)

Utah
 (State or other jurisdiction of incorporation)

000-53570	87-0578125
(Commission file number)	(IRS employer identification no.)

1365 West Business Park Drive, #100, Orem, Utah	84058
(Address of principal executive offices)	(Zip code)

(877) 219-6050
 (Registrant's telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 7, 2016, ActiveCare, Inc. (the "Company") entered into a Consulting Agreement with James Dalton, former Executive Chairman and Chief Executive Officer of the Company (the "Dalton Consulting Agreement"), pursuant to which Mr. Dalton shall provide certain consulting services to the Company including, but not limited to (i) developing business plans, (ii) making introductions to potential customers and/or suppliers, (iii) identifying qualified employees and other service providers, (iv) sales, marketing, manufacturing and other operating activities, and (v) meeting with the Company's and its affiliates' respective managers, officers, employees, agents, and other service providers regarding the business, prospects and affairs of the Company and its affiliates (the "Services"). Mr. Dalton may not engage in and shall not be entitled to any fees or consideration for (i) negotiating the purchase and/or sale of Company securities, (ii) making recommendations regarding transactions involving Company securities, (iii) or any other matters involving transactions of Company securities.

The Dalton Consulting Agreement is for an initial period of one (1) year, and shall automatically renew for consecutive one (1) month periods unless terminated by the Company or Mr. Dalton. As consideration for the Services, the Company shall pay Mr. Dalton at the rate of $250 per hour, but such compensation may not exceed $20,000 during any calendar month.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Executive Chairman and Chief Executive Officer

On July 7, 2016, James Dalton resigned as the Executive Chairman and Chief Executive Officer of the Company (the "Dalton Resignation"), effective immediately. The Dalton Resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. In connection with the Dalton Resignation, the Company has also agreed to pay Mr. Dalton severance in the amount of $20,000 per month for a six-month period. Mr. Dalton will remain with the Company as a consultant and has entered into a consulting agreement as described above.

Appointment of Chairman and Chief Executive Officer

On July 7, 2016, the board of directors of the Company (the "Board") appointed Jeffrey Peterson as Chairman and Chief Executive Officer of the Company, effective immediately (the "Peterson Appointment"). In connection with the Peterson Appointment, Mr. Peterson resigned as Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Peterson's compensation remains unchanged as a result of the change in position at this time, however, the Company is currently negotiating the terms of an employment agreement with Mr. Peterson in good faith and is expected to enter into such agreement in the coming weeks. Below is a description of Mr. Peterson's professional work experience.

Jeffrey Peterson, age 38

Mr. Peterson was Chief Financial Officer of the Company from August, 2015 to July 7, 2016, and has been a director of the Company since April 25, 2014. He has been involved in numerous early stage ventures in the public and private sectors, with an emphasis in healthcare and technology.  Mr. Peterson served in various capacities within the Company from July 2011 until September of 2015, including Director of Investor Relations and V.P. of Finance.  From January 2010 until July 2011, he was the Director of Investor Relations for Track Group.  Prior to Track Group, Mr. Peterson was a co-owner of a stock brokerage firm in Utah, where his roles included broker, market maker, AML officer, communications officer, while holding numerous FINRA security licenses.  He graduated from the University of Utah with a Bachelor of Arts Degree in Finance and Business Administration and is a founding member of the University Venture Fund.  Mr. Peterson also currently holds board observatory seats with Juneau Biosciences and CoNextions Medical.

Appointment of Chief Financial Officer

On July 7, 2016 the Board appointed Mr. Eric L. Robinson as the Company's Chief Financial Officer, General Counsel, Secretary and Treasurer (the "Robinson Appointment"). Mr. Robinson shall be entitled to $120,000 in annual compensation. Mr. Robinson will be employed on a part time basis. Below is a description of Mr. Robinson's professional work experience.

Eric L. Robinson, age 49

Mr. Robinson spent fourteen years in private practice as a corporate attorney, including eleven years as a partner in the Salt Lake City, Utah law firm of Blackburn & Stoll, LC. Mr. Robinson's law practice focused on securities, corporate and other business transactions. During the past five years, Mr. Robinson has been principally employed as (i) General Counsel, Chief Financial Officer and director of MicroPower Global Limited, a development stage company in the semiconductor business since 2009, (ii) as the General Counsel, Chief Financial Officer and a director of Juneau Biosciences, LLC, a genetic research company, from 2008 until 2015, and (iii) a private attorney. Mr. Robinson also acts as a director and chairman of the audit committee of ClearOne, Inc. (CLRO).  Mr. Robinson previously acted as General Counsel and Chief Financial Officer to a commercial construction company from 2007 until 2008 which had revenues in excess of $100 million during his tenure.  His legal practice includes working with companies in connection with public and private offerings of securities, corporate partnering, mergers and acquisitions, licensing and technology transfer and compensation planning.

He graduated from the University of Utah with honors with a B.S. degree in accounting and he subsequently passed the CPA exam (unlicensed).  He graduated from Vanderbilt University with a J.D. where he graduated Order of the Coif and acted as a Managing Editor of the Law Review.

Appointment of Director

On July 7, 2016, the Board appointed Mr. Bradley C. Robinson as a Director of the Company to fill the vacancy created by the Dalton Resignation. It is expected Mr. Robinson will serve on the audit, nominating and compensation committees of the Company.

Bradley C. Robinson, age 47

Mr. Robinson is the Chief Executive Officer of Predictive Technology Group, Inc.  Mr. Robinson has experience developing and structuring early stage ventures in the areas of pharmaceuticals, medical device and information technology. Mr. Robinson was a founding member of three such ventures in healthcare, one of which (Specialized Health Products International, Inc.) was publicly traded until its acquisition by C.R. Bard.  Predictive Technology Group, Inc. ("PRED") develops and commercializes discoveries and technologies involved in novel molecular diagnostic and stem cell/pharmaceutical therapeutic products.  Mr. Robinson was the Chief Executive Officer and co-founder of Infusive Technologies, LLC, which resulted in an asset acquisition by Sagent Pharmaceuticals, Inc. As part of the acquisition, Mr. Robinson became President of the medical device division of Sagent Pharmaceuticals. Sagent Pharmaceuticals is a specialty injectable pharmaceutical products company.  Mr. Robinson left Sagent Pharmaceuticals to become Vice President of Business Development of Juneau Biosciences, LLC ("Juneau").  Juneau develops and commercializes genetic tests related to women's healthcare.  While at Juneau, he was responsible for developing strategic partnerships and assisted in financing transactions.

Mr. Robinson earned an MBA/MIM from the Graduate School of International Management (Thunderbird).

Messrs. Eric Robinson and Brad Robinson are brothers. There are no other family relationships among any of our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2016	ACTIVECARE, INC. By:/s/ Jeffrey Peterson Jeffrey Peterson Chief Executive Officer (Principal Executive Officer)